UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2022

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On March 28, 2022, Eagle Pharmaceuticals, Inc. (the “Company”) and Acacia Pharma Group plc, a public company organized under the laws of England and Wales (“Acacia Pharma”), issued an announcement (the “Announcement”) disclosing the agreed terms of a proposed cash and share offer by the Company for the entire issued and to be issued share capital of Acacia Pharma (the “Proposed Acquisition”). In connection with the Announcement, on March 27, 2022, (i) the Company and Acacia Pharma entered into a co-operation agreement (the “Co-operation Agreement”); (ii) certain shareholders and directors owning shares in the capital of Acacia Pharma delivered to the Company and Acacia Pharma deeds of irrevocable undertaking; and (iii) the Company entered into lock-up agreements with Cosmo Technologies Limited, Gilde Healthcare II Sub-Holding BV and Lundbeckfond Invest A/S, pursuant to which each of Cosmo Technologies Limited, Gilde Healthcare II Sub-Holding BV and Lundbeckfond Invest A/S agreed to certain restrictions on the transfer of shares of the Company’s common stock, $0.001 par value per share, for a period of six months to one year.

Announcement

On March 28, 2022, the Company and Acacia Pharma issued the Announcement disclosing the terms of the Proposed Acquisition. Under the terms of the Proposed Acquisition, Acacia Pharma shareholders would receive €0.68 in cash and 0.0049 shares of common stock of the Company (the “Share Consideration”) for each Acacia Pharma share, which values Acacia Pharma’s existing issued and to be issued share capital at approximately €94,700,000 (or approximately $103,990,070 based on the exchange rate of U.S. $1.0981: €1 on March 25, 2022). The terms of the proposed transaction also provide for the Company to guarantee approximately €25 million of debt within the Acacia Pharma group. The Company and Acacia Pharma intend to implement the Proposed Acquisition by way of a court-sanctioned scheme of arrangement (“Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “Companies Act”).

The Proposed Acquisition is subject to closing conditions and certain further terms, including, among others (i) the approval of the Scheme by a majority in number of Acacia Pharma’s shareholders present and voting (and entitled to vote) at the meeting(s) of Acacia Pharma’s shareholders to be convened by order of the High Court of Justice of England and Wales (the “Court”) pursuant to section 896 of the Companies Act (and any separate class meeting which may be required by the Court (or at any adjournment thereof)), either in person or by proxy, representing not less than 75 percent in value of the Acacia Pharma shares held by such shareholders (or the relevant class or classes thereof); (ii) the sanction of the Scheme by the Court; and (iii) the Scheme becoming effective no later than June 30, 2022, which date may be extended by mutual agreement of the parties. The conditions to the Proposed Acquisition are set out in full in the Announcement. Subject to the satisfaction, or waiver by the Company, of all relevant conditions, it is expected that the Scheme will become effective between the middle of May 2022 and June 30, 2022. There is no assurance that the Proposed Acquisition will be consummated on the proposed terms or timing or at all.

Co-operation Agreement

On March 27, 2022, the Company and Acacia Pharma entered into the Co-operation Agreement, pursuant to which the parties agreed to the terms of the Proposed Acquisition as set forth in the Announcement, among other things. Under the Co-operation Agreement, the parties have undertaken to provide each other with such information and assistance as may reasonably be required for the purpose of finalizing the Scheme document to be circulated to Acacia Pharma’s shareholders in connection with the Scheme. In addition, the Company has agreed to provide Acacia Pharma with information required for the preparation of additional Scheme documentation. The Co-operation Agreement addresses certain other matters, as set forth therein. The Co-operation Agreement may be terminated in certain circumstances, including: (i) as agreed in writing between the Company and Acacia Pharma, (ii) upon written notice by either party of the occurrence of (a) a recommendation of the directors of Acacia Pharma of a competing proposal or a competing proposal is effected or (b) the directors of Acacia Pharma withdraw, or adversely modify or qualify, their recommendation of the Scheme; (iii) upon written notice by the Company if (x) Acacia Pharma has not performed certain obligations under the Co-operation Agreement or (y) certain representations of Acacia Pharma and warranties contained in the Co-operation Agreement are untrue; or (iv) automatically, unless otherwise agreed by the Company and Acacia Pharma, if the Scheme does not become effective in accordance with its terms by June 30, 2022. Acacia Pharma has also agreed to pay to the Company a break payment of $1,000,000 (as compensation for any loss suffered by the Company in connection with the preparation and negotiation of the Proposed Acquisition) in the event that Acacia Pharma’s board of directors withdraws its recommendation of the Proposed Acquisition and/or if a Competing Proposal (as defined in the Co-operation Agreement) is made and Acacia Pharma’s board of directors recommends, or states publicly that it is their intention to recommend, such Competing Proposal.

Further information relating to the Co-operation Agreement is contained in the Announcement.

Irrevocable Undertakings

On March 27, 2022, Cosmo Technologies Limited, Gilde Healthcare II Sub-Holding BV and Lundbeckfond Invest A/S (together, the “Shareholders”) each delivered to the Company a deed of irrevocable undertaking (collectively, the “Shareholder Undertakings”) under which each such Shareholder agrees, among other things, to vote its Acacia Pharma shares in favor of the Scheme and against any proposal that would impede or frustrate the Proposed Acquisition. The Shareholder Undertakings represent an aggregate of 49,012,875 Acacia Pharma shares, or approximately 48.56% of Acacia Pharma’s outstanding shares as of March 27, 2022.

In addition, on March 27, 2022, each member of the board of directors of Acacia Pharma that holds Acacia Pharma shares delivered to the Company a deed of irrevocable undertaking (collectively, the “Director Undertakings”) under which each such director agrees, among other things, to vote his Acacia Pharma shares in favor of the Scheme and against any proposal that would impede or frustrate the Proposed Acquisition. The Director Undertakings represent an aggregate of 217,543 Acacia Pharma shares, or approximately 0.22% of Acacia Pharma’s outstanding shares as of March 27, 2022.

Lock-up Agreements

On March 27, 2022, the Company and Cosmo Technologies Limited entered into a lock-up agreement (the “Cosmo Lock-up Agreement”), pursuant to which Cosmo Technologies Limited agreed that, subject to specified exceptions and the terms and conditions therein, any Share Consideration issued to Cosmo Technologies Limited may not be transferred, subject to certain customary exceptions, until the date that is the twelve-month anniversary of the issuance of the Share Consideration.

In addition, on March 27, 2022, the Company and each of Gilde Healthcare II Sub-Holding BV and Lundbeckfond Invest A/S entered into a lock-up agreement (the “Shareholder Lock-up Agreement”), pursuant to which each of Gilde Healthcare II Sub-Holding BV and Lundbeckfond Invest A/S agreed that, subject to specified exceptions and the terms and conditions therein, any Share Consideration issued to either Gilde Healthcare II Sub-Holding BV and Lundbeckfond Invest A/S, as applicable, may not be transferred, subject to certain customary exceptions, until the date that is the later of: (i) the six-month anniversary of the issuance of the Share Consideration; and (ii) December 31, 2022.

The foregoing summary of the Proposed Acquisition, the Announcement, the Co-operation Agreement, the Shareholder Undertakings and the Director Undertakings do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Announcement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein, the full text of the Co-operation Agreement, which is attached as Exhibit 2.2 hereto and incorporated by reference herein, the full text of the form of Shareholder Undertaking, which is attached as Exhibit 10.1 hereto and incorporated by reference herein, the full text of the form of Director Undertaking, which is attached as Exhibit 10.2 hereto and incorporated by reference herein, the full text of the Cosmo Lock-up Agreement, which is attached as Exhibit 10.3 hereto and incorporated by reference herein, and the full text of the form of Shareholder Lock-up Agreement, which is attached as Exhibit 10.4 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Upon closing of the Proposed Acquisition, the Company is expected to guarantee a term loan facility, dated as of January 10, 2020, by and between Acacia Pharma Limited, a direct subsidiary of Acacia Pharma, and Cosmo Technologies Ltd. (the “Credit Facility”). The Credit Facility provides for up to €25 million in loans, all of which is expected to be drawn as of closing of the Proposed Acquisition. The Credit Facility has a maturity date of July 27, 2025 and is interest-only for 36 months following the initial draw down on July 27, 2020, after which the loan will be repayable in 24 monthly instalments. The Credit Facility bears interest at 11% per annum, which will reduce to 9% if certain securities are granted to Cosmo Technologies Ltd.

In addition to the above, the Credit Agreement contains, among other things, covenants, representations and warranties and events of default customary for credit facilities of similar size. The covenants include limitations on other indebtedness, liens, sales of assets and mergers and acquisitions. Under certain conditions, amounts outstanding under the Credit Agreement may be accelerated.

Item 3.02            Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K with respect to the Share Consideration is incorporated herein by reference. The shares of the Company’s common stock, par value $0.001, to be issued as consideration in the Proposed Acquisition will be issued to Acacia Pharma shareholders in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 7.01           Regulation FD Disclosure.

On March 28, 2022, the Company issued a press release announcing Proposed Acquisition.

A copy of the full text of the press release referenced above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section or Sections 11 and 12 (a) (2) of the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

No Solicitation

This Current Report on Form 8-K (this “Current Report”) is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Proposed Acquisition or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable laws. The Proposed Acquisition will be implemented pursuant to the terms of the document to be sent to shareholders of Acacia Pharma setting out the full details of the Scheme (the “Scheme Document”), which will contain the full terms and conditions of the Proposed Acquisition, including details of how to vote in respect of the Proposed Acquisition. Any decision in respect of, or other response to, the Proposed Acquisition should be made only on the basis of the information contained in the Scheme Document.

Forward-Looking Statements

This Current Report contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events such as: the strategic fit of BARHEMSYS and BYFAVO with the Company’s specialized hospital-based salesforce; statements regarding the addressable market size and commercial potential for BARHEMSYS and BYFAVO and other products or product candidates; the expected structure, anticipated synergies, terms, timing and closing of the proposed transaction; the Company’s marketing, product development, partnering and growth strategy, including relating to the commercialization of BARHEMSYS and BYFAVO, and the ability of Acacia Pharma’s technology and know-how to help the Company achieve its strategy; the expectation that the addition of BARHEMSYS and BYFAVO will be accretive to the Company, and the timing thereof; the expected sources of financing for the proposed transaction; the ability of the Company to expand the application of the Acacia Pharma products; the timing, scope or likelihood and timing of regulatory filings and approvals from the FDA for the Company’s product candidates, including landiolol; the ability of BARHEMSYS and BYFAVO to address unmet clinical needs; the ability of BARHEMSYS to offer significant economic savings to hospitals and ambulatory centers; the ability of BYFAVO to offer potential health economic benefits and enable shorter procedure times and greater patient throughput; the ability of the proposed transaction to create shareholder value; and the ability of the Company’s executive team to execute on the Company’s strategy and build stockholder value. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company's control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the risk that the transaction described above is not consummated or that the benefits of the transaction are not realized; the impacts of the COVID-19 pandemic and geopolitical events such as the conflict in Ukraine, including disruption or impact in the sales of the Company's marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company's third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic or other events on the Company's business, financial condition and results of operations; whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the Company will successfully implement its development plan for its product candidates; delay in or failure to obtain regulatory approval of the Company's or its partners’ product candidates; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of its products or that may have an impact on any of the Company’s products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic and geopolitical events, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company's intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; the outcome of Acacia Pharma's shareholder vote, the decision of the High Court and other closing conditions; and factors in addition to the foregoing that may impact the Company’s financial projects and guidance, including among other things, any potential business development transactions, acquisitions, restructurings or legal settlements, in addition to any unanticipated factors, that may cause the Company’s actual results and outcomes to materially differ from its projections and guidance; and those risks and uncertainties identified in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2022, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Announcement, dated March 28, 2022.
2.2	Co-operation Agreement, dated March 27, 2022, by and between Eagle Pharmaceuticals, Inc. and Acacia Pharma Group plc.
10.1	Form of Shareholder Undertaking.
10.2	Form of Director Undertaking.
10.3	Lock-up Agreement, dated March 27, 2022, by and between Eagle Pharmaceuticals, Inc. and Cosmo Pharmaceuticals N.V.
10.4	Form of Shareholder Lock-up Agreement.
99.1	Press Release of the Company, dated March 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2022	EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer